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                                                                    Exhibit 99.2


      ProxyMed, Inc. Successfully Completes Internal Analysis and Announces Reorganization to Address the Unmet Needs of the Evolving Healthcare Market

ATLANTA, GA (BUSINESS WIRE) -- August 18, 2005 - ProxyMed (Nasdaq: PILL), a leading provider of healthcare payments processing and medical cost containment services, today announced the successful completion of its internal analysis and a reorganization of its business to focus resources on the company's new strategic direction, scheduled to be unveiled this year. A new senior management team comprised of healthcare industry veterans and transaction services executives has been assembled to lead the charge.

"We've spent the last eight weeks completing an in-depth discovery process of our business lines, financials, and organizational structure," said John Lettko, ProxyMed's CEO. "ProxyMed had acquired a number of companies over the past several years that had not been fully integrated into the business. This was our opportunity to eliminate redundancy, change the way we respond to our customers, and reorganize our business to leverage the opportunities ahead."

Poised to reveal its strategic plan in early Q405, ProxyMed will integrate its business lines, platforms and systems. The company will revamp its offerings, placing greater emphasis on customer service and client-driven solutions. Industry veteran and newly-appointed head of Product Management Eric Arnson stated, "ProxyMed is committed to delivering new, as well as enhanced products that offer greater visibility and further expedite the processing of healthcare payments."

"As a technology company with value-add services, superior customer service is our highest priority, and we continue to improve in how we respond to our customers' needs," added Chris Carter, Customer Care Executive. "We have carefully considered our strengths and market demands and structured our organization to deliver on the emerging opportunities in healthcare."

In conjunction with this announcement, ProxyMed filed an 8-K today with the Securities and Exchange Commission (SEC).


ABOUT PROXYMED, INC.

ProxyMed provides healthcare payments processing, medical cost containment services, business process outsourcing solutions and related value-added products to physicians, payers, pharmacies, medical laboratories, and other healthcare providers and suppliers. ProxyMed's services support a broad range of both financial and clinical transactions, and we are HIPAA-certified. To facilitate these services,


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ProxyMed operates Phoenix(TM), our secure national electronic information platform, which provides physicians and other primary care providers with direct connectivity to payers, chain and independent pharmacies and clinical laboratories.

For more information about ProxyMed, please visit the company's website at http://www.proxymed.com

FORWARD-LOOKING STATEMENT

ProxyMed cautions that any forward-looking statements contained in this document are based on current plans and expectations, and that a number of factors could cause the actual results to differ materially from such statements. Some of these factors are described in the Safe Harbor statement below. Except for the historical information contained herein, the matters discussed in this document may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. While these statements reflect our current judgment, they are subject to risks and uncertainties. Actual results may differ significantly from projected results due to a number of factors. In particular, no assurances can be given regarding the Company's ability to successfully integrate business lines, platforms, or systems, to develop new products and/or services, or the success or future abilities of the Company's Interim Chief Financial Officer or any Company executive or manager. For further cautions about the risks of investing in ProxyMed, we refer you to the documents the Company files from time to time with the Securities and Exchange Commission, particularly the Company's Form 10-K/A for the year ended December 31, 2004, and Form 10-Q for the fiscal quarter ending June 30, 2005. The Company is not undertaking to update this press release. Although this release may remain available on the Company's website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.


SOURCE: ProxyMed, Inc.

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